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                                                                    Exhibit 99.1

                           TELESPECTRUM WORLDWIDE INC.
                                443 S. Gulph Road
                            King of Prussia, PA 19406


    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 30, 1999.

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned stockholder of TeleSpectrum Worldwide, Inc., a Delaware corporation (the "Company"), do hereby nominate, constitute, and appoint Keith E. Alessi or Francis Pennella, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $.01 per share, of the Company, standing in my name on its books on May 28, 1999, at the Annual Meeting of its Stockholders to be held on June 30, 1999 at the Philadelphia Marriot Hotel, 1201 Market Street, Philadelphia, Pennsylvania, at 9:00 a.m., local time, and at any and all postponements or adjournments thereof.

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(1)  To consider and vote upon a proposal to approve and adopt the Agreement and
     Plan of Merger dated as of January 14, 1999, as amended on February 26, 1999 and effective May 13, 1999, (the "Merger Agreement"), among TeleSpectrum Worldwide Inc., International Data Response Corporation
     (IDRC), and certain stockholders of IDRC. This merger agreement provides for the merger of IDRC with TeleSpectrum. Holders of IDRC common stock and options exercisable for IDRC common stock will be entitled to receive shares of TeleSpectrum common stock and warrants exercisable for TeleSpectrum common stock in exchange for all of these IDRC securities.

              FOR [_]        AGAINST [_]         ABSTAIN [_]
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
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
(2)  ELECTION            FOR all nominees at right           WITHHOLD AUTHORITY          Nominees:
     OF                      (except as marked                 to vote for all           Keith E. Alessi
     DIRECTORS.            to the contrary below)             nominees at right          Joseph V. Del Raso
                                    [_]                              [_]                 Michael E. Julian
                                                                                         David R. Kriegel
                                                                                         J. Brian O'Neill
                                                                                         Richard W. Virtue
                                                                                         Kevin W. Walsh
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

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(3)  To approve an amendment to our 1996 Equity Compensation Plan.

              FOR [_]        AGAINST [_]         ABSTAIN [_]
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(4)  In their discretion, to transact any other business that may properly come before the Annual Meeting.
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ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL
BE VOTED "FOR" PROPOSALS 1, 2, AND 3 AND IN THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE
MEETING.
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                                  REVERSE SIDE

         The undersigned acknowledges receipt of the Notice of Annual Meeting and a joint proxy statement/prospectus, and revokes all prior Proxies for said meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.


                            -----------------------------------------------
                               Signature



                            -----------------------------------------------
                               Signature if jointly held


                            DATED:__________________, 1999



PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. MAKE SURE THAT THE NAME ON YOUR STOCK CERTIFICATE(S) IS EXACTLY AS YOU INDICATE ABOVE. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE.